UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

(Exact name of registrant as specified in its charter)

Nevada	000-29363	88-0343702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1771 E. Flamingo Rd #201-A, Las Vegas, NV 89119

(Address of principal executive offices)

(702) 734-3457

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2018, Players Network (the “Company”) entered into an (the “Agreement”) with Cannabis Avatara S.E. (“Cannava”), a state owned corporation organized under the laws of the Republic of Argentina and created by the Province of Jujuy, Argentina (the “Province”).

The Agreement provides for, among other things, the joint cooperation of the Company and Cannava in connection with the cultivation and harvest of cannabis in the Province over several phases (the “Project”), including the terms for the distribution of profits from the Project to the Company and Cannava.

Pursuant to the Agreement, Cannava is be responsible for:

●	obtaining all necessary licenses and authorizations for the Project;

●	providing free access to suitable land for the cultivation of cannabis for a minimum of 30 years of, consisting of at least 30 hectares for the initial pilot phase of the Project, and an additional 10,000 hectares for industrial cultivation; and

●	providing additional land for the facilities that will store and cure harvested cannabis;

and the Company is responsible for:

●	providing all funding for the Project;

●	training the skilled and unskilled workers to be employed for the Project; and

●	building the necessary infrastructure.

Profits from the Project are to be distributed 70% to the Company and 30% to Cannava from the sale and distribution of raw cannabis bio-mass and flower, and 95% to the Company and 5% to Cannava with respect to extraction activities.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. There can be no assurance that the transactions contemplated by the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Agreement dated December 13, 2018, between Players Network and Cannabis Avatara S.E.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 12, 2019

By:	/s/ Mark Bradley
Mark Bradley, Chief Executive Officer